Exhibit 3.1 CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF L3HARRIS TECHNOLOGIES, INC. L3Harris Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify that: 1. The Restated Certificate of Incorporation of the Corporation is hereby amended as follows: FIRST: Article NINTH of the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows: “NINTH: Reserved.” SECOND: Article TENTH of the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows: “TENTH: Reserved.” 2. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL. [Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged on its behalf by its duly authorized officer as of this 28th day of April, 2020. L3HARRIS TECHNOLOGIES, INC. By: /s/ Scott T. Mikuen Name: Scott T. Mikuen Title: Senior Vice President, General Counsel and Secretary [Signature Page to Certificate of Amendment]